January 13, 1994




Securities and Exchange Commission
450 Fifth Avenue
Washington, D. C. 20549
File No. 1-722

Dear Sirs:

          Enclosed please find the second amendment to the Company's filing on Form 10-K for the fiscal year ended September
30, 1993 referred to in the Form 12b-25 filed on December 29, 1993.

          This information follows "Item 2. Properties" which begins on page 10.








s/Richard M. Desmond
Richard M. Desmond
Vice President, Comptroller
and Chief Accounting Officer
Brooklyn Union Gas Company
One MetroTech Center
Brooklyn, New York 11201-3850